Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


GSC Holdings Corp
Grapevine, Texas


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 constituting a part of the Registration Statement on Form S-4 No. 333-125161 of GSC Holdings Corp., of our reports dated March 30, 2005 (except for Note 16, which is dated August 24, 2005), relating to the consolidated financial statements of GameStop Corp., management's assessment of internal control over financial reporting as of January 29, 2005, and the effectiveness of internal control over financial reporting as of January 29, 2005, which are contained in the Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report dated March 30, 2005 (except for Note 16, which is dated August 24, 2005) relating to the financial schedule which appears in the Annual Report on Form 10-K/A.

We also consent to the reference to us under the caption "Experts" in the Registration Statement on Form S-4 No. 333-125161.


                                            /s/ BDO Seidman, LLP
                                            --------------------------
                                            BDO SEIDMAN, LLP

Dallas, TX
October 6, 2005